Exhibit 10.3

SECOND AMENDMENT TO

AMENDED AND RESTATED

SPIRIT REALTY CAPITAL, INC.

AND SPIRIT REALTY, L.P.

2012 INCENTIVE AWARD PLAN

RECITALS

WHEREAS, Spirit Realty Capital, Inc. (the “Company”) currently maintains the Amended and Restated Spirit Realty Capital, Inc. and Spirit Realty, L.P. 2012 Incentive Award Plan, as amended (the “Plan”).

WHEREAS, the Board of Directors of the Company (the “Board”) approved a reverse stock split of the issued and outstanding shares of the Company’s common stock, par value $0.01 per share such that every five shares of Common Stock, par value $0.01 per share, that were issued and outstanding were combined and changed into one issued and outstanding share of Common Stock, par value $0.05 per share (the “Reverse Stock Split”).

WHEREAS, in connection with the Reverse Stock Split, the Compensation Committee of the Board, as the Plan’s Administrator (as defined in the Plan), approved equitable adjustments pursuant to Section 13.2(a) of the Plan to reflect the impact of the Reverse Stock Split with respect to the aggregate number and kind of shares that may be issued under the Plan (including, but not limited to, adjustments of the Share Limit and Individual Award Limits, each as defined in the Plan).

NOW, THEREFORE, BE IT RESOLVED, that, effective as of the effective time of the Reverse Stock Split, the Plan is hereby amended as set forth herein.

AMENDMENT

Effective as of the effective time of the Reverse Stock Split, the Plan is hereby amended as follows.

1.	Section 2.11 of the Plan is hereby amended and restated in its entirety as follows:

“Common Stock” shall mean the common stock of the Company, par value $0.05 per share.”

2.	The first and second sentences of Section 3.1(a) of the Plan are hereby amended and restated in their entirety as follows:

“Subject to Section 3.1(b) and Section 13.2 hereof, the aggregate number of Shares which may be issued or transferred pursuant to Awards under the Plan is 2,287,699 shares (the “Share Limit”). In order that the applicable regulations under the Code relating to Incentive Stock Options be satisfied, the maximum number of Shares that may be issued under the Plan upon the exercise of Incentive Stock Options shall be 2,287,699.”

3.	Section 3.3 of the Plan is hereby amended and restated in its entirety as follows:

“Limitation on Number of Shares Subject to Awards. Notwithstanding any provision in the Plan to the contrary, and subject to Section 13.2 hereof, (a) the maximum aggregate number of Shares with respect to one or more Awards that may be granted to any one person during any calendar year shall be 200,000 and the maximum aggregate amount of cash that may be paid in cash during any calendar year with respect to one or more Awards payable in cash shall be $5,000,000 (together, the “Individual Award Limits”).

4.	This Second Amendment shall be and is hereby incorporated in and forms a part of the Plan.

5.	Except as expressly provided herein, all terms and conditions of the Plan shall remain in full force and effect.

[Signature Page Follows]

IN WITNESS WHEREOF, I hereby certify that the foregoing Amendment was duly adopted by the Board of Directors of Spirit Realty Capital, Inc. on March 2, 2017.

Spirit Realty Capital, Inc.

By:	/s/ Thomas H. Nolan, Jr.
Thomas H. Nolan, Jr.
Chairman and Chief Executive Officer
Date: March 2, 2017